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                                                                   EXHIBIT 3.3

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                      PERFORMANCE CAPITAL MANAGEMENT, INC.


        Vincent E. Galewick certifies:

        1 . He is the President and Secretary of Performance Capital Management, Inc., a California corporation.

        2. The Articles of Incorporation of Performance Capital Management, Inc. as amended to the filing date of this certificate, which specify amendments to
Article III, Article IV, Article V and Article VI, are amended and restated to specify as follows (with the omissions mandated by the provisions of Section 910(c) of the California Corporations Code):

                                     I. NAME

        The name of the corporation is PERFORMANCE CAPITAL MANAGEMENT, INC.

                                   II. PURPOSE

                The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized pursuant to the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   III. STOCK

                The corporation is authorized to issue only one (1) class of shares, which shall be designated "common shares," having a total of one hundred thousand (100,000) shares.

                     IV. LIMITATION ON DIRECTORS' LIABILITY

                In any action for breach of directors' duties pursuant to
        Section 309 of the California Corporations Code, the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible pursuant to California law.

                          V. INDEMNIFICATION OF AGENTS

                Corporate agents, as that term is defined by the provisions of
        Section 317 of the California Corporations Code, may be indemnified for breach of duty to the corporation and the corporation's stockholders by bylaw, agreement, or otherwise in excess of the indemnification



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        permitted by the provisions of Section 317 of the California
        Corporations Code. However, there shall be no indemnification of any agent in circumstances expressly prohibited by the provisions of Section 317 of the California Corporations Code, or for any of the following acts, omissions, or transactions, from which a director may not be relieved of liability pursuant to the provisions of Section 204(a)(10) of the California Corporations Code:

                (1) Acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

                (2) Acts or omissions that an agent believes to be contrary to the best interests of the corporation or the corporation's shareholders or that involve the absence of good faith on the part of that agent;

                (3) Any transaction from which an agent derived an improper personal benefit;

                (4) Acts or omissions that indicate a reckless disregard for an agent's duty to the corporation or the corporation's shareholders in circumstances in which that agent was aware or should have been aware, in the ordinary course of performing that agent's duties, of a risk of serious injury to the corporation or the corporation's shareholders;

                (5) Acts of omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the agent's duty to the corporation or the corporation's shareholders;

                (6) Transactions between corporation and directors that are prohibited by the provisions of Section 310 of the California Corporations Code;

                (7) Distributions, loans, and guaranties pursuant to the provisions of Section 316 of the California Corporations Code;

                (8) Acts or omissions that occurred prior to the date when the provisions become effective; or

                (9) Acts or omissions made by an officer in that capacity, notwithstanding that officer is, also, a director or that officer's actions, if negligent or improper, have been ratified by the directors of the corporation.



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                           VI. NUMBER OF SHAREHOLDERS

                The corporation's issued and outstanding shares shall be held of record by not more than thirty-five (35) persons. The corporation is a "close" corporation.

        3. The Articles of Incorporation of Performance Capital Management, Inc. as amended and restated in this certificate, have been approved by a resolution of the Board of Directors of Performance Capital Management, Inc. dated March 8, 1993.

        4. The Restated Articles of Incorporation specified above have been approved by the required shareholder vote in accordance with the provisions of
Section 902 of the California Corporations Code. The corporation has one class of shares designated "common." The total number of outstanding shares entitled to vote with respect to the amendment and restatement of the Articles of Incorporation is ____________________. The percentage vote required entitled to vote is fifty-one percent (51%). The number of shares voting in favor of that amendment and restated Articles of Incorporation was______________________, which exceeded the vote required.



Date: March _____, 1993
                                           -------------------------------------
                                           Vincent E. Galewick, President

Date: March _____, 1993
                                           -------------------------------------
                                           Vincent E. Galewick, Secretary


        The undersigned declares under penalty of perjury that the matters set forth in this Certificate are true and correct of his own knowledge, and that this declaration was executed on the date opposite the signature of the undersigned at Costa Mesa, California.

Date:    March ______, 1993


                                            ------------------------------------
                                            Vincent E. Galewick



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